Exhibit 99.1

Media Contact	Investor Contact
Bob Guenther, 203-578-2391	Terry Mangan, 203-578-2318
rguenther@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS 2013 THIRD QUARTER EARNINGS
Diluted Earnings per Share of $0.49 for the Quarter

WATERBURY, Conn., October 11, 2013 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income available to common shareholders of $44.7 million, or $0.49 per diluted share, for the quarter ended September 30, 2013 compared to $44.4 million, or $0.48 per diluted share, for the quarter ended September 30, 2012.

Highlights for the quarter or at September 30 include:
Combined growth in commercial and commercial real estate loans of $828.4 million, or 14.4 percent, from a year ago. Overall loan growth of $750.3 million, or 6.4 percent, from a year ago.
Deposit growth of $586.1 million, or 4.1 percent, from a year ago.
Positive operating leverage of 3.9 percent compared to a year ago as core revenue grew by 1.8 percent and core expenses declined by 2.1 percent. The efficiency ratio improved by 218 basis points to 60.07 percent from a year ago.
Significant reduction in mortgage banking pipeline resulting in a $5.9 million decline in mortgage banking activities from a year ago.
Continued improvement in asset quality as evidenced by a reduction of 33.5 percent in commercial classified loans and a 28.4 percent reduction in past due loans from a year ago. Nonperforming assets increased 10.8 percent from a year ago and otherwise would have decreased by 15.2 percent, had $43.5 million of residential and consumer loans not been required to be classified as nonaccrual under regulatory guidance that took effect in the fourth quarter of 2012.
Return on average assets and return on average tangible common equity were 0.93 percent and 12.43 percent, respectively, in the quarter compared to 0.92 percent and 13.03 percent, respectively, in the year ago quarter.

“Robust commercial loan growth, favorable asset quality trends, and continued tight expense control combined to produce solid operating results for the quarter despite the sharp slowdown in residential mortgage refinance activity,” said James C. Smith, chairman and chief executive officer. “Notable milestones in the quarter included record net interest income once again and stellar performance in our health savings account business whose footings crossed $2 billion. Looking ahead, our strong commercial loan pipeline bodes well for the region’s economic recovery and future performance.”

Net interest income (compared to prior year)

•	Net interest income was $150.0 million compared to $144.9 million.

•	Net interest margin was 3.23 percent compared to 3.28 percent. The yield on interest-earning assets declined 20 basis points, and the cost of funds declined 14 basis points.

•	Average interest-earning assets totaled $18.8 billion and grew by $764 million, or 4.2 percent.

•	Average loans grew by $694.1 million, or 6.0 percent.

Provision for loan losses

•	The Company recorded a provision for loan losses of $8.5 million in the third quarter of 2013 compared to $8.5 million in the second quarter of 2013 and $5.0 million in the year ago period.

•
Net charge-offs were $14.4 million in the quarter compared to $12.9 million in the second quarter of 2013 and $17.7 million in the year ago period. The ratio of net charge-offs to average loans on an annualized basis was 0.47 percent in the quarter compared to 0.43 percent in the second quarter of 2013 and 0.61 percent a year ago.

•
The allowance for loan losses represented 1.26 percent of total loans at September 30, 2013 compared to 1.33 percent at June 30, 2013 and 1.59 percent at September 30, 2012. The allowance for loan losses represented 88.7 percent of nonperforming loans at September 30, 2013 compared to 87.6 percent at June 30, 2013 and 114.4 percent at September 30, 2012.

Noninterest income (compared to prior year)

•	Total noninterest income was $46.3 million compared to $48.5 million, a decrease of $2.2 million; there were $0.3 million of securities gains in the quarter compared to $0.8 million a year ago.

•
Excluding securities gains, a $1.7 million year over year decrease in core noninterest income reflects a decrease of $5.9 million in mortgage banking activities, which was offset by increases of $1.8 million in loan related fees, $0.9 million in wealth and investment services, $0.8 million from an increase in the cash surrender value of life insurance policies, $0.4 million in deposit service fees, and $0.2 million in other income.

Noninterest expense (compared to prior year)

•
Total noninterest expense of $122.3 million compared to $123.9 million, a decrease of $1.6 million. Included in noninterest expense in the third quarter of 2013 are $1.5 million of net one-time costs that amounted to $0.01 per diluted share on an after-tax basis. These costs consisted primarily of contract termination and severance expenses. There were $0.6 million of net one-time costs in the year ago quarter.

•
Total noninterest expense excluding one-time costs decreased $2.5 million. The decrease reflects declines of $1.3 million in compensation and benefits, $0.9 million in marketing, $0.5 million in professional and outside services, and $0.5 million in occupancy expenses. These decreases were partially offset by an increase of $1.6 million in other expenses.

•	Foreclosed and repossessed asset expenses were $0.4 million compared to $0.1 million, while net gains on foreclosed and repossessed assets were $0.5 million compared to $0.4 million.

Webster Chief Financial Officer Glenn MacInnes noted, “The net interest margin has been stable for three consecutive quarters in a challenging interest rate environment. Coupled with ongoing expense discipline, we have again achieved positive operating leverage and an improvement in our efficiency ratio of more than 200 basis points compared to a year ago.”

Income taxes

•
The Company recorded $18.2 million of income tax expense in the third quarter of 2013. The effective tax rate was 27.7 percent compared to 30.2 percent a year ago and reflects a $2.1 million net tax benefit specific to the quarter compared to $0.3 million a year ago.

•
The $2.1 million net benefit in the current period included a $1.7 million correction applicable to prior periods identified in the quarter and $0.5 million applicable to a reduction of the Company’s estimated annual effective tax rate for 2013, from 31.0 to 30.75 percent, primarily as a result of an increase in tax credits during the year.

Investment securities

•
Total investment securities were $6.4 billion at September 30, 2013 and $6.3 billion a year ago. The carrying value of the available for sale portfolio included $12.4 million in net unrealized gains compared to net unrealized gains of $68.9 million a year ago, while the carrying value of the held to maturity portfolio does not reflect $42.6 million in net unrealized gains compared to net unrealized gains of $179.2 million a year ago.

Loans

•
Total loans were $12.5 billion at September 30, 2013 compared to $12.2 billion at June 30, 2013 and $11.7 billion at September 30, 2012. In the quarter, commercial, commercial real estate, and residential mortgage loans increased by $103.3 million, $117.0 million, and $36.7 million, respectively. Consumer loans decreased by $25.4 million.

•
Compared to a year ago, commercial, commercial real estate, and residential mortgage loans increased by $472.4 million, $356.0 million, and $57.6 million, respectively. Consumer loans decreased by $135.7 million.

•
Loan originations for portfolio in the third quarter were $1,144 million compared to $1,204 million in the second quarter and $836 million a year ago. In addition, $157 million of residential loans were originated for sale in the quarter compared to $206 million in the second quarter and $208 million a year ago.

Asset quality

•
Past due loans were $48.3 million at September 30, 2013 compared to $49.8 million at June 30, 2013 and $67.4 million at September 30, 2012. Compared to June 30, past due commercial non-mortgage and commercial real estate loans decreased $7.9 million and $1.4 million, respectively. Past due residential mortgages increased $4.7 million, and loans past due 90 days and still accruing increased $3.3 million. Compared to September 30, 2012, all loan categories contributed to the decline except loans past due 90 days or more and still accruing, which increased $4.6 million.

•
Past due loans represented 0.39 percent of total loans at September 30, 2013, 0.41 percent at June 30, 2013, and 0.57 percent at September 30, 2012. Past due loans for the continuing portfolios were $45.6 million at September 30 compared to $47.9 million at June 30 and $62.5 million a year ago. Past due loans for the liquidating portfolio were $2.7 million at September 30 compared to $1.9 million at June 30 and $4.9 million a year ago.

•
Total nonperforming loans decreased to $177.6 million, or 1.42 percent of total loans, at September 30, 2013 compared to $186.7 million, or 1.52 percent, at June 30, 2013 and $162.6 million, or 1.39 percent, at September 30, 2012. Included in nonperforming loans at September 30 and June 30 are $43.5 million and $42.9 million, respectively, of residential and consumer loans classified as nonaccrual under regulatory guidance that took effect in the fourth quarter of 2012. Total paying nonperforming loans at September 30 were $55.8 million compared to $61.9 million at June 30 and $16.8 million a year ago, with the increase consisting primarily of the loans classified as such due to the regulatory guidance.

Deposits and borrowings

•
Total deposits were $15.0 billion at September 30, 2013 compared to $14.8 billion at June 30, 2013 and $14.4 billion at September 30, 2012. Compared to June 30, increases of $304.2 million in money market deposits and $12.4 million in demand deposits were offset by declines of $67.1 million in certificates of deposit, $55.3 million in savings, $15.9 million in brokered certificates of deposit, and $14.4 million in interest-bearing checking. Compared to a year ago, increases of $490.1 million in interest-bearing checking, $182.2 in demand deposits, and $231.0 million in money market deposits were offset by a decline of $383.6 million in certificates of deposit.

•
Core to total deposits were 85.0 percent compared to 84.2 percent at June 30, and 81.8 percent a year ago. Loans to deposits were 83.2 percent compared to 82.6 percent at June 30, and 81.4 percent a year ago.

•	Total borrowings were $3.2 billion at September 30 compared to $3.1 billion at both June 30 and a year ago.

Capital

•
The tangible equity and tangible common equity ratios were 8.13 percent and 7.37 percent, respectively, at September 30, 2013 compared to 7.52 percent and 7.37 percent, respectively, a year ago. The Tier 1 common equity to risk-weighted assets ratio was 11.33 percent at September 30 compared to 11.10 percent a year ago.

•	Book value and tangible book value per common share were $22.34 and $16.40, respectively, at September 30, 2013 compared to $22.24 and $16.08, respectively, a year ago.

•
Return on average tangible common shareholders’ equity and return on average common shareholders’ equity were 12.43 percent and 8.93 percent, respectively, in the third quarter compared to 13.03 percent and 9.19 percent, respectively, a year ago.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $21 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 169 banking centers, 308 ATMs, telephone banking, mobile banking, and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.

***

Conference Call

A conference call covering Webster’s 2013 third quarter earnings announcement will be held today, Friday, October 11, 2013 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of non-performing assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including those under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III update to the Basel Accords that is under development; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.
We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Income and performance ratios (annualized):
Net income attributable to Webster Financial Corp.	$47,305	$46,373	$42,117	$48,526	$44,993
Net income available to common shareholders	44,666	43,734	39,231	47,911	44,378
Net income per diluted common share	0.49	0.48	0.44	0.52	0.48
Return on average assets	0.93%	0.92%	0.84%	0.98%	0.92%
Return on average tangible common shareholders' equity	12.43	12.26	11.28	13.66	13.03
Return on average common shareholders’ equity	8.93	8.78	8.01	9.74	9.19
Noninterest income as a percentage of total revenue	23.57	26.22	24.88	26.57	25.07
Efficiency ratio	60.07	59.98	62.16	59.68	62.25

Asset quality:
Allowance for loan losses	$157,545	$163,442	$167,840	$177,129	$186,089
Nonperforming assets	185,566	190,539	203,355	198,181	167,524
Allowance for loan losses / total loans	1.26%	1.33%	1.40%	1.47%	1.59%
Net charge-offs / average loans (annualized)	0.47	0.43	0.56	0.56	0.61
Nonperforming loans / total loans	1.42	1.52	1.66	1.62	1.39
Nonperforming assets / total loans plus OREO	1.49	1.56	1.69	1.65	1.43
Allowance for loan losses / nonperforming loans	88.73	87.55	84.42	90.93	114.44

Other ratios (annualized):
Tangible equity ratio	8.13%	8.03%	8.12%	7.92%	7.52%
Tangible common equity ratio	7.37	7.27	7.35	7.15	7.37
Tier 1 risk-based capital ratio (a)	12.99	12.93	12.75	12.47	11.90
Total risk-based capital (a)	14.19	14.19	14.01	13.73	13.16
Tier 1 common equity / risk-weighted assets (a)	11.33	11.24	11.06	10.78	11.10
Shareholders’ equity / total assets	10.52	10.47	10.58	10.39	10.05
Net interest margin	3.23	3.23	3.23	3.27	3.28

Share and equity related:
Common equity	$2,016,010	$1,975,826	$1,976,482	$1,941,881	$1,954,739
Book value per common share	22.34	21.88	21.90	22.75	22.24
Tangible book value per common share	16.40	15.93	15.93	16.42	16.08
Common stock closing price	25.53	25.68	24.26	20.55	23.70
Dividends declared per common share	0.15	0.15	0.10	0.10	0.10

Common shares issued and outstanding	90,245	90,289	90,237	85,341	87,899
Basic shares (weighted average)	89,759	89,645	85,501	86,949	87,394
Diluted shares (weighted average)	90,423	90,087	89,662	91,315	91,884

(a)	The ratios presented are projected for September 30, 2013 and actual for the remaining periods presented.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	September 30, 2013	June 30, 2013	September 30, 2012
Assets:
Cash and due from banks	$266,747	$179,068	$164,556
Interest-bearing deposits	18,192	32,601	79,763
Investment securities:
Available for sale, at fair value	3,193,772	3,257,360	3,120,354
Held to maturity	3,205,999	3,129,864	3,142,160
Total securities	6,399,771	6,387,224	6,262,514
Loans held for sale	40,193	81,161	91,207
Loans:
Commercial	3,611,226	3,507,927	3,138,807
Commercial real estate	2,983,863	2,866,814	2,627,893
Residential mortgages	3,350,577	3,313,833	3,292,948
Consumer	2,532,299	2,557,719	2,668,004
Total loans	12,477,965	12,246,293	11,727,652
Allowance for loan losses	(157,545)	(163,442)	(186,089)
Loans, net	12,320,420	12,082,851	11,541,563
Prepaid FDIC premiums	—	—	21,673
Federal Home Loan Bank and Federal Reserve Bank stock	158,878	158,878	142,595
Premises and equipment, net	121,250	122,704	135,394
Goodwill and other intangible assets, net	536,431	537,673	541,399
Cash surrender value of life insurance policies	427,113	423,598	414,797
Deferred tax asset, net	72,180	73,166	74,098
Accrued interest receivable and other assets	248,379	250,314	260,103
Total Assets	$20,609,554	$20,329,238	$19,729,662

Liabilities and Equity:
Deposits:
Demand	$2,968,727	$2,956,320	$2,786,525
Interest-bearing checking	3,374,120	3,388,505	2,883,216
Money market	2,571,712	2,267,463	2,340,717
Savings	3,827,345	3,882,691	3,776,280
Certificates of deposit	2,124,073	2,191,188	2,507,647
Brokered certificates of deposit	133,554	149,408	119,052
Total deposits	14,999,531	14,835,575	14,413,437
Securities sold under agreements to repurchase and other borrowings	1,372,290	1,213,349	1,310,015
Federal Home Loan Bank advances	1,602,469	1,627,517	1,452,660
Long-term debt	229,146	229,928	335,678
Accrued expenses and other liabilities	238,459	295,394	234,194
Total liabilities	18,441,895	18,201,763	17,745,984

Preferred stock	151,649	151,649	28,939
Common shareholders' equity	2,016,010	1,975,826	1,954,739
Webster Financial Corporation shareholders’ equity	2,167,659	2,127,475	1,983,678
Total Liabilities and Equity	$20,609,554	$20,329,238	$19,729,662

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2013	2012	2013	2012
Interest income:
Interest and fees on loans and leases	$123,664	$121,367	$366,445	$363,487
Interest and dividends on securities	47,516	50,194	143,723	155,659
Loans held for sale	573	655	1,761	1,810
Total interest income	171,753	172,216	511,929	520,956
Interest expense:
Deposits	10,908	14,543	35,782	45,701
Borrowings	10,858	12,783	33,303	42,619
Total interest expense	21,766	27,326	69,085	88,320
Net interest income	149,987	144,890	442,844	432,636
Provision for loan losses	8,500	5,000	24,500	14,000
Net interest income after provision for loan losses	141,487	139,890	418,344	418,636
Noninterest income:
Deposit service fees	25,170	24,728	73,786	71,810
Loan related fees	5,840	4,039	15,930	12,473
Wealth and investment services	8,095	7,186	24,781	21,656
Mortgage banking activities	665	6,515	13,584	14,522
Increase in cash surrender value of life insurance policies	3,516	2,680	10,348	7,758
Net gain on investment securities	269	810	708	3,347
Other income	2,702	2,521	7,649	8,252
Total noninterest income	46,257	48,479	146,786	139,818
Noninterest expense:
Compensation and benefits	64,862	66,126	196,680	198,332
Occupancy	11,994	12,462	36,710	37,922
Technology and equipment expense	14,895	15,118	45,743	46,721
Marketing	3,649	4,529	12,277	13,723
Professional and outside services	2,254	2,790	5,931	8,869
Intangible assets amortization	1,242	1,384	3,726	4,178
Foreclosed and repossessed asset expenses	432	118	938	761
Foreclosed and repossessed asset gains	(532)	(409)	(1,066)	(1,743)
Loan workout expenses	1,296	1,693	4,846	5,718
Deposit insurance	5,300	5,675	15,998	17,107
Other expenses	15,407	13,805	45,582	42,238
	120,799	123,291	367,365	373,826
Debt prepayment penalties	—	391	43	4,040
Severance, contract, and other	1,482	205	4,012	1,013
Total noninterest expense	122,281	123,887	371,420	378,879
Income before income taxes	65,463	64,482	193,710	179,575
Income tax expense	18,158	19,489	57,915	54,404
Net income attributable to Webster Financial Corp.	47,305	44,993	135,795	125,171
Preferred stock dividends	(2,639)	(615)	(8,164)	(1,845)
Net income available to common shareholders	$44,666	$44,378	$127,631	$123,326

Diluted shares (average)	90,423	91,884	90,193	91,754

Net income per common share available to common shareholders:
Basic	$0.50	$0.51	$1.44	$1.41
Diluted	0.49	0.48	1.41	1.34

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Interest income:
Interest and fees on loans and leases	$123,664	$121,720	$121,061	$122,179	$121,367
Interest and dividends on securities	47,516	47,822	48,385	49,752	50,194
Loans held for sale	573	551	637	615	655
Total interest income	171,753	170,093	170,083	172,546	172,216
Interest expense:
Deposits	10,908	12,024	12,850	13,885	14,543
Borrowings	10,858	11,008	11,437	12,389	12,783
Total interest expense	21,766	23,032	24,287	26,274	27,326
Net interest income	149,987	147,061	145,796	146,272	144,890
Provision for loan losses	8,500	8,500	7,500	7,500	5,000
Net interest income after provision for loan losses	141,487	138,561	138,296	138,772	139,890
Noninterest income:
Deposit service fees	25,170	24,622	23,994	24,823	24,728
Loan related fees	5,840	5,505	4,585	5,570	4,039
Wealth and investment services	8,095	8,920	7,766	7,859	7,186
Mortgage banking activities	665	5,888	7,031	8,515	6,515
Increase in cash surrender value of life insurance policies	3,516	3,448	3,384	3,496	2,680
Net gain on investment securities	269	333	106	—	810
Other income	2,702	3,535	1,412	2,677	2,521
Total noninterest income	46,257	52,251	48,278	52,940	48,479
Noninterest expense:
Compensation and benefits	64,862	65,768	66,050	65,769	66,126
Occupancy	11,994	11,837	12,879	12,209	12,462
Technology and equipment expense	14,895	15,495	15,353	15,489	15,118
Marketing	3,649	3,817	4,811	3,104	4,529
Professional and outside services	2,254	1,527	2,150	2,479	2,790
Intangible assets amortization	1,242	1,242	1,242	1,242	1,384
Foreclosed and repossessed asset expenses	432	331	175	267	118
Foreclosed and repossessed asset gains	(532)	(250)	(284)	(383)	(409)
Loan workout expenses	1,296	1,576	1,974	2,338	1,693
Deposit insurance	5,300	5,524	5,174	5,642	5,675
Other expenses	15,407	15,800	14,375	13,934	13,805
	120,799	122,667	123,899	122,090	123,291
Debt prepayment penalties	—	—	43	—	391
Severance, contract, and other	1,482	937	1,593	835	205
Total noninterest expense	122,281	123,604	125,535	122,925	123,887
Income before income taxes	65,463	67,208	61,039	68,787	64,482
Income tax expense	18,158	20,835	18,922	20,261	19,489
Net income attributable to Webster Financial Corp.	47,305	46,373	42,117	48,526	44,993
Preferred stock dividends	(2,639)	(2,639)	(2,886)	(615)	(615)
Net income available to common shareholders	$44,666	$43,734	$39,231	$47,911	$44,378

Diluted shares (average)	90,423	90,087	89,662	91,315	91,884

Net income per common share available to common shareholders:
Basic	$0.50	$0.49	$0.46	$0.55	$0.51
Diluted	0.49	0.48	0.44	0.52	0.48

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Yields, and Rates Paid (unaudited)
	Three Months Ended September 30,
		2013			2012
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest		Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$12,302,467	$123,664	3.97%	$11,608,334	$121,367		4.14%
Investment securities (a)	6,293,453	49,854	3.17	6,145,414	53,010	3.48	3.48
Loans held for sale	65,207	573	3.52	82,006	655	3.19	3.19
Federal Home Loan and Federal Reserve Bank stock	158,878	863	2.16	142,595	879	2.45	2.45
Interest-bearing deposits	14,039	10	0.28	91,502	45	0.19	0.19
Total interest-earning assets	18,834,044	174,964	3.68	18,069,851	175,956	3.88	3.88
Noninterest-earning assets	1,507,532			1,420,460
Total assets	$20,341,576			$19,490,311

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Demand	$2,999,991	$—	—%	$2,726,790	$—		—%
Savings, interest checking, and money market	9,690,140	4,580	0.19	8,935,878	5,137	0.23	0.23
Certificates of deposit	2,286,380	6,328	1.10	2,677,939	9,406	1.40	1.40
Total deposits	14,976,511	10,908	0.29	14,340,607	14,543	0.40	0.40

Securities sold under agreements to repurchase and other borrowings	1,293,074	5,283	1.60	1,171,787	5,594	1.87	1.87
Federal Home Loan Bank advances	1,506,120	3,753	0.98	1,433,037	3,942	1.08	1.08
Long-term debt	229,525	1,822	3.18	361,468	3,247	3.59	3.59
Total borrowings	3,028,719	10,858	1.41	2,966,292	12,783	1.70	1.70
Total interest-bearing liabilities	18,005,230	21,766	0.48	17,306,899	27,326	0.62	0.62
Noninterest-bearing liabilities	184,679			222,929
Total liabilities	18,189,909			17,529,828

Preferred stock	151,649			28,939
Common shareholders' equity	2,000,018			1,931,544
Webster Financial Corp. shareholders' equity	2,151,667			1,960,483
Total liabilities and equity	$20,341,576			$19,490,311
Tax-equivalent net interest income		153,198			148,630
Less: tax-equivalent adjustment		(3,211)			(3,740)
Net interest income		$149,987			$144,890
Net interest margin			3.23%				3.28%

(a)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Yields, and Rates Paid (unaudited)
	Nine Months Ended September 30,
		2013			2012
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$12,130,553	$366,445	4.01%	$11,435,430	$363,487	4.21%
Investment securities (a)	6,249,115	151,146	3.25	6,076,750	164,187	3.63
Loans held for sale	75,066	1,761	3.13	67,411	1,810	3.58
Federal Home Loan and Federal Reserve Bank stock	158,016	2,575	2.18	142,912	2,636	2.46
Interest-bearing deposits	24,027	73	0.40	78,852	107	0.18
Total interest-earning assets	18,636,777	522,000	3.73	17,801,355	532,227	3.98
Noninterest-earning assets	1,520,026			1,399,566
Total assets	$20,156,803			$19,200,921

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Demand	$2,905,863	$—	—%	$2,572,851	$—	—%
Savings, interest checking, and money market	9,475,275	13,708	0.19	8,747,401	16,216	0.25
Certificates of deposit	2,393,999	22,074	1.23	2,739,829	29,485	1.44
Total deposits	14,775,137	35,782	0.32	14,060,081	45,701	0.43

Securities sold under agreements to repurchase and other borrowings	1,196,723	15,522	1.71	1,182,817	15,388	1.71
Federal Home Loan Bank advances	1,624,937	12,299	1.00	1,380,393	12,932	1.23
Long-term debt	235,572	5,482	3.10	447,082	14,299	4.26
Total borrowings	3,057,232	33,303	1.44	3,010,292	42,619	1.87
Total interest-bearing liabilities	17,832,369	69,085	0.51	17,070,373	88,320	0.69
Noninterest-bearing liabilities	189,001			213,196
Total liabilities	18,021,370			17,283,569

Preferred stock	151,649			28,939
Common shareholders' equity	1,983,784			1,888,413
Webster Financial Corp. shareholders' equity	2,135,433			1,917,352
Total liabilities and equity	$20,156,803			$19,200,921
Tax-equivalent net interest income		452,915			443,907
Less: tax-equivalent adjustment		(10,071)			(11,271)
Net interest income		$442,844			$432,636
Net interest margin			3.24%			3.32%

(a) For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan Balances (unaudited)
(Dollars in thousands)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Loan Balances (actuals):
Continuing Portfolio:
Commercial non-mortgage	$2,573,293	$2,515,288	$2,397,774	$2,399,500	$2,201,732
Equipment financing	425,827	400,658	404,597	419,311	401,748
Asset based lending	612,106	591,981	544,112	504,233	535,327
Commercial real estate	2,959,317	2,840,064	2,763,262	2,755,320	2,597,835
Residential development	24,546	26,750	27,692	27,741	30,058
Residential mortgages	3,350,576	3,313,832	3,287,071	3,291,723	3,292,947
Consumer	2,423,829	2,445,792	2,461,595	2,508,992	2,537,039
Total continuing portfolio	12,369,494	12,134,365	11,886,103	11,906,820	11,596,686
Allowance for loan losses	(139,734)	(142,402)	(146,020)	(152,495)	(156,214)
Total continuing portfolio, net	12,229,760	11,991,963	11,740,083	11,754,325	11,440,472
Liquidating Portfolio:
National Construction Lending Center (NCLC)	1	1	1	1	1
Consumer	108,470	111,927	115,928	121,875	130,965
Total liquidating portfolio	108,471	111,928	115,929	121,876	130,966
Allowance for loan losses	(17,811)	(21,040)	(21,820)	(24,634)	(29,875)
Total liquidating portfolio, net	90,660	90,888	94,109	97,242	101,091
Total Loan Balances (actuals)	12,477,965	12,246,293	12,002,032	12,028,696	11,727,652
Allowance for loan losses	(157,545)	(163,442)	(167,840)	(177,129)	(186,089)
Loans, net	$12,320,420	$12,082,851	$11,834,192	$11,851,567	$11,541,563

Loan Balances (average):
Continuing Portfolio:
Commercial non-mortgage	$2,517,496	$2,422,156	$2,422,372	$2,238,557	$2,137,882
Equipment financing	413,975	398,084	407,849	405,702	404,180
Asset based lending	599,387	566,623	528,797	516,749	520,100
Commercial real estate	2,859,969	2,784,859	2,744,101	2,653,749	2,528,394
Residential development	25,798	26,724	27,507	29,322	31,484
Residential mortgages	3,342,516	3,295,192	3,286,946	3,294,254	3,300,067
Consumer	2,433,705	2,454,041	2,488,154	2,526,656	2,552,660
Total continuing portfolio	12,192,846	11,947,679	11,905,726	11,664,989	11,474,767
Allowance for loan losses	(145,849)	(148,037)	(153,710)	(161,239)	(167,469)
Total continuing portfolio, net	12,046,997	11,799,642	11,752,016	11,503,750	11,307,298
Liquidating Portfolio:
NCLC	1	1	1	1	1
Consumer	109,620	113,871	118,861	127,701	133,566
Total liquidating portfolio	109,621	113,872	118,862	127,702	133,567
Allowance for loan losses	(17,811)	(21,040)	(21,820)	(24,634)	(29,875)
Total liquidating portfolio, net	91,810	92,832	97,042	103,068	103,692
Total Loan Balances (average)	12,302,467	12,061,551	12,024,588	11,792,691	11,608,334
Allowance for loan losses	(163,660)	(169,077)	(175,530)	(185,873)	(197,344)
Loans, net	$12,138,807	$11,892,474	$11,849,058	$11,606,818	$11,410,990

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets (unaudited)
(Dollars in thousands)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012(a)	September 30, 2012
Nonperforming loans:
Continuing Portfolio:
Commercial non-mortgage	$17,471	$17,285	$16,328	$17,538	$30,315
Equipment financing	1,669	1,852	2,801	3,325	3,052
Asset based lending	—	—	—	—	92
Commercial real estate	15,899	16,591	24,484	15,683	15,768
Residential development	4,316	4,444	4,793	5,043	5,431
Residential mortgages	86,099	94,208	94,711	95,540	79,736
Consumer	45,587	44,717	48,370	49,537	23,602
Nonperforming loans - continuing portfolio	171,041	179,097	191,487	186,666	157,996
Liquidating Portfolio:
Consumer	6,517	7,594	7,323	8,133	4,616
Total nonperforming loans	$177,558	$186,691	$198,810	$194,799	$162,612

Other real estate owned and repossessed assets:
Continuing Portfolio:
Commercial	$3,728	$404	$404	$541	$917
Repossessed equipment	193	505	995	182	1,840
Residential	3,601	2,485	2,629	2,369	1,705
Consumer	486	454	517	290	450
Total continuing portfolio	8,008	3,848	4,545	3,382	4,912
Liquidating Portfolio:
Total liquidating portfolio	—	—	—	—	—
Total other real estate owned and repossessed assets	$8,008	$3,848	$4,545	$3,382	$4,912
Total nonperforming assets	$185,566	$190,539	$203,355	$198,181	$167,524

(a)	The increases in the residential and consumer categories during 4Q12 are related to an OCC requirement to reflect Chapter 7 bankruptcies as nonaccruing loans.

WEBSTER FINANCIAL CORPORATION Five Quarter Past Due Loans (unaudited)
(Dollars in thousands)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Past due 30-89 days:
Continuing Portfolio:
Commercial non-mortgage	$2,982	$10,891	$3,788	$2,769	$4,424
Equipment financing	455	783	1,000	1,926	3,524
Asset based lending	—	—	—	—	—
Commercial real estate	547	1,985	1,328	14,710	7,136
Residential development	—	737	—	—	317
Residential mortgages	20,803	16,056	16,571	25,182	22,230
Consumer	15,966	15,976	14,538	24,860	24,664
Past due 30-89 days - continuing portfolio	40,753	46,428	37,225	69,447	62,295
Liquidating Portfolio:
Consumer	2,726	1,902	2,794	3,588	4,909
Total past due 30-89 days	43,479	48,330	40,019	73,035	67,204
Loans past due 90 days or more and accruing	4,811	1,498	—	1,237	205
Total past due loans	$48,290	$49,828	$40,019	$74,272	$67,409

WEBSTER FINANCIAL CORPORATION Five Quarter Changes in the Allowance for Loan Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012(a)	September 30, 2012
Beginning balance	$163,442	$167,840	$177,129	$186,089	$198,757
Provision	8,500	8,500	7,500	7,500	5,000
Charge-offs continuing portfolio:
Commercial non-mortgage	3,245	6,156	4,339	6,411	8,642
Equipment financing	10	4	87	682	187
Asset based lending	—	—	—	69	—
Commercial real estate	4,069	2,510	3,617	170	2,655
Residential development	—	—	143	156	—
Residential mortgages	3,800	2,112	2,936	2,597	3,234
Consumer	4,525	5,374	7,358	8,149	6,752
Charge-offs continuing portfolio	15,649	16,156	18,480	18,234	21,470
Charge-offs liquidating portfolio:
NCLC	—	—	—	—	28
Consumer	1,302	1,957	3,049	5,137	2,482
Charge-offs liquidating portfolio	1,302	1,957	3,049	5,137	2,510
Total charge-offs	16,951	18,113	21,529	23,371	23,980
Recoveries continuing portfolio:
Commercial non-mortgage	424	998	901	1,045	779
Equipment financing	683	904	828	2,899	3,111
Asset based lending	2	60	698	996	518
Commercial real estate	99	323	91	43	121
Residential development	6	229	150	721	181
Residential mortgages	141	435	205	99	318
Consumer	1,002	1,571	1,437	674	933
Recoveries continuing portfolio	2,357	4,520	4,310	6,477	5,961
Recoveries liquidating portfolio:
NCLC	11	5	45	74	35
Consumer	186	690	385	360	316
Recoveries liquidating portfolio	197	695	430	434	351
Total recoveries	2,554	5,215	4,740	6,911	6,312
Total net charge-offs	14,397	12,898	16,789	16,460	17,668
Ending balance	$157,545	$163,442	$167,840	$177,129	$186,089
(a) Note: $5.3 million of net charge-offs in 4Q12 relate to an OCC requirement to reduce Chapter 7 bankruptcies to collateral value.

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measure

The Company evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-affected amortization of intangible assets, as a percentage of average common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights). The tangible equity ratio represents total ending shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights). The tangible common equity ratio represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights). Tangible book value per common share represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.

The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities, and other non-recurring items. Accordingly, this is also a non-GAAP financial measure.

See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP for the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012, and September 30, 2012. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently.

	At or for the Three Months Ended
(Dollars in thousands)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Reconciliation of net income available to common shareholders to net income used for computing the return on average tangible common shareholders' equity ratio
Net income available to common shareholders	$44,666	$43,734	$39,231	$47,911	$44,378
Amortization of intangibles (tax-affected @ 35%)	807	807	807	807	900
Quarterly net income adjusted for amortization of intangibles	45,473	44,541	40,038	48,718	45,278
Annualized net income used in the return on average tangible common shareholders' equity ratio	$181,982	$178,164	$160,152	$194,872	$181,112

Reconciliation of average common shareholders' equity to average tangible common shareholders' equity
Average common shareholders' equity	$2,000,018	$1,991,600	$1,959,288	$1,967,312	$1,931,544
Average goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Average intangible assets (excluding mortgage servicing rights)	(7,151)	(8,391)	(9,635)	(10,873)	(12,188)
Average tangible common shareholders’ equity	$1,462,980	$1,453,322	$1,419,766	$1,426,552	$1,389,469

Reconciliation of period-end shareholders’ equity to period-end tangible shareholders’ equity
Shareholders' equity	$2,167,659	$2,127,475	$2,128,131	$2,093,530	$1,983,678
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(6,544)	(7,786)	(9,028)	(10,270)	(11,512)
Tangible shareholders’ equity	$1,631,228	$1,589,802	$1,589,216	$1,553,373	$1,442,279

Reconciliation of period-end common shareholders’ equity to period-end tangible common shareholders’ equity
Shareholders' equity	$2,167,659	$2,127,475	$2,128,131	$2,093,530	$1,983,678
Preferred stock	(151,649)	(151,649)	(151,649)	(151,649)	(28,939)
Common shareholders' equity	2,016,010	1,975,826	1,976,482	1,941,881	1,954,739
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(6,544)	(7,786)	(9,028)	(10,270)	(11,512)
Tangible common shareholders’ equity	$1,479,579	$1,438,153	$1,437,567	$1,401,724	$1,413,340

Reconciliation of period-end assets to period-end tangible assets
Assets	$20,609,554	$20,329,238	$20,110,538	$20,146,765	$19,729,662
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(6,544)	(7,786)	(9,028)	(10,270)	(11,512)
Tangible assets	$20,073,123	$19,791,565	$19,571,623	$19,606,608	$19,188,263

Book value per common share
Common shareholders’ equity	$2,016,010	$1,975,826	$1,976,482	$1,941,881	$1,954,739
Ending common shares issued and outstanding (in thousands)	90,245	90,289	90,237	85,341	87,899
Book value per share of common stock	$22.34	$21.88	$21.90	$22.75	$22.24

Tangible book value per common share
Tangible common shareholders’ equity	$1,479,579	$1,438,153	$1,437,567	$1,401,724	$1,413,340
Ending common shares issued and outstanding (in thousands)	90,245	90,289	90,237	85,341	87,899
Tangible book value per common share	$16.40	$15.93	$15.93	$16.42	$16.08

Reconciliation of noninterest expense to noninterest expense used in the efficiency ratio
Noninterest expense	$122,281	$123,604	$125,535	$122,925	$123,887
Foreclosed property expense	(432)	(331)	(175)	(267)	(118)
Intangible assets amortization	(1,242)	(1,242)	(1,242)	(1,242)	(1,384)
Other expense	(950)	(687)	(1,352)	(452)	(187)
Noninterest expense used in the efficiency ratio	$119,657	$121,344	$122,766	$120,964	$122,198

Reconciliation of income to income used in the efficiency ratio
Net interest income before provision for loan losses	$149,987	$147,061	$145,796	$146,272	$144,890
Fully taxable-equivalent adjustment	3,211	3,337	3,523	3,480	3,740
Noninterest income	46,257	52,251	48,278	52,940	48,479
Net gain on investment securities	(269)	(333)	(106)	—	(810)
Income used in the efficiency ratio	$199,186	$202,316	$197,491	$202,692	$196,299